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                                  Exhibit 99.1

FOR IMMEDIATE RELEASE

                                                    BANK CONTACT: PAUL A. MILLER
                                                                  (978) 725-7555

                                 LSB CORPORATION
                              DIVIDEND YIELD 3.50%

NORTH ANDOVER, Mass. -- (MARKET WIRE) - October 28, 2005, LSB Corporation, (NASDAQ - LSBX), today announced the Board of Directors of LSB Corporation declared a dividend to shareholders on October 27, 2005. The Board voted to pay a cash dividend of $0.14 per share on its outstanding shares of common stock payable on November 25, 2005 to shareholders of record at the close of business on November 10, 2005. This represents a 3.50% dividend yield based on the stock price of $16.00 at the close of business on October 27, 2005.

LSB Corporation is the parent holding company of its wholly-owned subsidiary Lawrence Savings Bank located in North Andover, Massachusetts, an Equal Housing Lender and Member, FDIC/Depositors Insurance Fund.